Index supplement to the prospectus dated April 8, 2020, the prospectus supplement dated April 8, 2020, the product supplement no. 3 - I dated April 8, 2020 and the underlying supplement no. 19 - I dated June 30, 2023. The Basket Constituents are identified above by their respective tickers . Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest . The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16 , 2012 , hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19 , 2012 to August 27 , 2020 , hypothetical backtested performance using the actual performance of each Basket Constituent from August 28 , 2020 to March 29 , 2023 , and actual performance from March 30 , 2023 to June 30 , 2023 . While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16 , 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date . Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest . Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index . PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS . Registration Statement Nos. 333 - 270004 and 333 - 270004 - 01 D ate d Jul y 11 , 2023 Rul e 424(b)(3) Hypothetical and Actual Historical Monthly and Annual Returns  Backtested  Actual Year Dec Nov Oct Sep Aug Jul Jun May Apr Mar Feb Jan - 0.66% - 1.17% 0.52% 2006 0.30% - 0.68% 1.99% 0.52% 0.92% 0.78% - 1.26% - 0.75% - 0.76% 0.26% - 1.05% 0.88% - 0.49% 2007 1.76% 1.62% 0.00% 0.82% - 0.84% 1.78% 0.38% - 1.39% - 0.19% - 0.16% - 0.19% - 0.12% 0.08% 2008 11.20% - 0.11% 1.75% 0.35% 1.98% 1.03% 3.00% 1.00% 1.78% 0.89% 1.44% - 1.58% - 0.78% 2009 8.59% - 0.32% 0.43% 0.82% 1.55% 1.95% 1.70% 1.44% - 1.57% 1.18% 1.01% - 0.10% 0.23% 2010 5.22% 1.79% 0.03% 1.18% - 0.64% - 0.11% 1.74% - 1.03% 0.90% 1.46% 0.11% 0.17% - 0.47% 2011 6.29% - 0.16% 0.54% 0.28% 0.68% - 0.41% 2.71% 1.34% 0.85% 0.42% - 1.43% 0.41% 0.93% 2012 1.94% 0.00% 0.04% 1.40% - 0.38% - 0.49% 0.30% 0.07% - 2.86% 0.69% 1.52% 1.76% - 0.04% 2013 10.91% 0.55% 1.43% 2.00% - 1.25% 2.30% - 0.77% 0.32% 2.06% 1.36% 0.37% 1.58% 0.52% 2014 - 0.13% - 0.18% - 0.58% 1.04% 0.39% - 2.20% 1.23% - 1.12% 0.93% - 1.06% - 0.37% - 0.44% 2.31% 2015 8.12% 0.81% 0.98% - 0.50% - 0.27% - 0.59% 1.21% 3.77% 0.14% 0.31% 1.81% 0.41% - 0.18% 2016 2.73% 0.43% 0.14% 0.34% - 0.50% 0.79% 0.43% - 0.29% 0.72% 0.58% - 0.85% 1.72% - 0.78% 2017 0.41% - 1.83% 0.82% - 0.32% - 0.46% 0.61% 0.67% 1.13% 1.03% 0.93% - 0.34% - 1.37% - 0.40% 2018 11.63% 0.09% - 0.07% - 0.20% - 0.26% 2.63% 0.27% 2.65% 1.76% 0.19% 2.54% 0.07% 1.48% 2019 2.91% 0.80% 0.80% - 0.12% - 0.28% - 0.05% 0.80% - 0.34% 0.46% 0.68% - 0.72% - 0.69% 1.56% 2020 2.32% 1.51% - 0.17% 0.89% - 1.57% 0.10% 1.15% 0.08% - 0.60% - 0.23% 2.54% - 0.31% - 1.01% 2021 1.16% - 1.77% - 0.59% 1.27% - 0.22% - 0.06% 1.54% 0.01% - 0.56% 1.47% 1.81% - 0.34% - 1.32% 2022 - 2.71% 0.51% - 1.72% 0.33% - 0.92% - 1.74% 0.83% 2023 Please refer to the “Selected Risks” and “Disclaimer” on the following page. Historical performance measures for the Index represent hypothetical backtested performance through March 29, 2023 and the actual performance of the Index from March 30, 2023 through June 30, 2023. Please see “Use of hypothetical backtested returns” at the end of this presentation for additional information related to backtesting. Except as noted above and in the sections entitled “Use of hypothetical backtested returns” at the end of this document, the hypothetical monthly and annual returns set forth above were determined using the methodology currently used to calculate the Index. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS. Investing in the notes linked to the Index involves a number of risks. See “Selected Risks” on the last page of this document, “Risk Factors” in the prospectus supplement and the relevant product supplement and underlying supplement and “Selected Risk Considerations” in the relevant pricing supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank. Hypothetical and Actual Historical Average Monthly Weights  Backtested  Actual Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x 4.21% 51.85% 19.61% Ju n 23 — 52.98% 18.35% M a y 23 — 41.17% 18.81% Ap r 23 22.54% 20.22% 20.55% Ma r 23 — 44.07% 15.69% F e b 23 — 44.05% 15.66% Ja n 23 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x 15.61% 23.89% 18.66% De c 22 27.60% — 18.19% N o v 22 31.30% — 16.60% Oc t 22 37.80% 5.81% 19.64% S e p 22 JU L Y 2023 J.P. Morgan Tactical Blend Index

JULY 2023 | J.P. Morgan Tactical Blend Index The Basket Constituents are identified above by their respective tickers . Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest . The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16 , 2012 , hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19 , 2012 to August 27 , 2020 , hypothetical backtested performance using the actual performance of each Basket Constituent from August 28 , 2020 to March 29 , 2023 , and actual performance from March 30 , 2023 to June 30 , 2023 . While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16 , 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date . Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest . Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index . PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS . Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x 26.59% 19.53% 20.14% A u g 22 39.71% — 19.37% Ju l 22 41.47% — 16.51% Ju n 22 46.16% — 16.17% M a y 22 46.88% — 22.28% Ap r 22 47.57% — 21.12% Ma r 22 52.04% — 20.76% F e b 22 28.82% 33.10% 20.62% Ja n 22 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x 32.20% 24.44% 20.60% De c 21 41.12% 9.55% 20.77% N o v 21 40.25% 8.04% 19.68% Oc t 21 — 66.32% 17.91% S e p 21 — 77.76% 18.84% A u g 21 — 78.01% 18.50% Ju l 21 1.22% 68.47% 16.64% Ju n 21 46.40% 2.59% 20.76% M a y 21 48.22% — 20.25% Ap r 21 47.55% 2.14% 19.32% Ma r 21 1.28% 67.64% 14.86% F e b 21 — 76.33% 15.27% Ja n 21 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x — 75.78% 13.94% De c 20 19.33% 45.12% 13.77% N o v 20 4.84% 67.60% 12.44% Oc t 20 — 73.97% 11.18% S e p 20 — 69.69% 10.73% A u g 20 — 63.25% 9.83% Ju l 20 10.18% 44.11% 9.49% Ju n 20 — 51.04% 8.20% M a y 20 — 42.43% 5.89% Ap r 20 — 33.95% 5.99% Ma r 20 — 71.50% 26.98% F e b 20 — 68.16% 27.57% Ja n 20 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x 15.47% 45.81% 27.00% De c 19 24.64% 31.47% 26.85% N o v 19 — 55.78% 26.95% Oc t 19 — 45.99% 27.18% S e p 19 — 54.90% 23.53% A u g 19 — 47.47% 23.13% Ju l 19 — 61.45% 26.16% Ju n 19 — 80.93% 25.22% M a y 19

JULY 2023 | J.P. Morgan Tactical Blend Index The Basket Constituents are identified above by their respective tickers . Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest . The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16 , 2012 , hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19 , 2012 to August 27 , 2020 , hypothetical backtested performance using the actual performance of each Basket Constituent from August 28 , 2020 to March 29 , 2023 , and actual performance from March 30 , 2023 to June 30 , 2023 . While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16 , 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date . Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest . Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index . PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS . Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x — 80.02% 27.65% Ap r 19 — 78.57% 27.49% Ma r 19 — 76.73% 24.77% F e b 19 — 90.80% 19.41% Ja n 19 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x 31.80% 28.47% 22.96% De c 18 45.45% — 25.41% N o v 18 44.47% — 23.62% Oc t 18 7.74% 62.34% 24.08% S e p 18 — 71.08% 22.33% A u g 18 — 79.29% 24.97% Ju l 18 26.28% 36.72% 26.74% Ju n 18 48.00% — 26.45% M a y 18 45.78% — 23.65% Ap r 18 47.15% — 23.01% Ma r 18 38.81% 9.62% 19.90% F e b 18 — 61.82% 24.33% Ja n 18 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x 8.32% 57.92% 26.52% De c 17 17.92% 46.57% 26.05% N o v 17 0.41% 73.54% 24.13% Oc t 17 — 65.07% 23.34% S e p 17 — 72.71% 21.60% A u g 17 — 69.57% 20.98% Ju l 17 — 71.39% 21.53% Ju n 17 — 71.44% 21.25% M a y 17 — 70.26% 20.95% Ap r 17 6.07% 58.07% 21.40% Ma r 17 22.83% 35.30% 23.58% F e b 17 36.22% — 23.33% Ja n 17 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x 40.05% — 22.67% De c 16 36.86% — 20.52% N o v 16 32.71% 16.41% 23.64% Oc t 16 — 47.83% 17.01% S e p 16 — 56.08% 22.16% A u g 16 — 52.25% 21.01% Ju l 16 — 64.19% 22.21% Ju n 16 — 73.50% 22.94% M a y 16 — 76.77% 22.27% Ap r 16 — 74.47% 25.12% Ma r 16 3.87% 77.23% 20.64% F e b 16 28.98% — 18.73% Ja n 16

JULY 2023 | J.P. Morgan Tactical Blend Index The Basket Constituents are identified above by their respective tickers . Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest . The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16 , 2012 , hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19 , 2012 to August 27 , 2020 , hypothetical backtested performance using the actual performance of each Basket Constituent from August 28 , 2020 to March 29 , 2023 , and actual performance from March 30 , 2023 to June 30 , 2023 . While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16 , 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date . Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest . Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index . PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS . Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x 16.83% 22.14% 18.93% De c 15 16.45% 47.11% 22.20% N o v 15 — 87.50% 22.57% Oc t 15 3.75% 72.53% 16.06% S e p 15 32.76% — 18.57% A u g 15 32.70% — 19.79% Ju l 15 30.54% — 22.77% Ju n 15 31.57% — 20.06% M a y 15 4.32% 52.82% 20.99% Ap r 15 — 45.27% 18.65% Ma r 15 — 59.32% 25.31% F e b 15 — 56.23% 24.68% Ja n 15 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x — 57.83% 23.82% De c 14 — 59.52% 23.58% N o v 14 — 55.35% 22.07% Oc t 14 — 59.48% 18.77% S e p 14 — 67.02% 19.58% A u g 14 — 64.75% 20.97% Ju l 14 — 66.41% 20.45% Ju n 14 — 78.76% 20.93% M a y 14 — 80.53% 19.76% Ap r 14 — 75.25% 18.43% Ma r 14 — 75.53% 18.02% F e b 14 — 74.00% 17.61% Ja n 14 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x — 69.72% 16.46% De c 13 — 70.99% 17.00% N o v 13 — 66.69% 15.97% Oc t 13 29.35% 17.06% 18.74% S e p 13 36.86% — 18.32% A u g 13 36.75% — 20.73% Ju l 13 38.11% 0.39% 19.29% Ju n 13 2.21% 71.02% 20.10% M a y 13 17.50% 51.10% 20.36% Ap r 13 43.59% — 21.57% Ma r 13 40.76% 10.26% 22.21% F e b 13 10.81% 74.28% 22.35% Ja n 13 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x — 87.55% 19.88% De c 12 — 94.86% 20.55% N o v 12 — 88.73% 20.98% Oc t 12 — 70.63% 21.07% S e p 12

JULY 2023 | J.P. Morgan Tactical Blend Index The Basket Constituents are identified above by their respective tickers . Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest . The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16 , 2012 , hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19 , 2012 to August 27 , 2020 , hypothetical backtested performance using the actual performance of each Basket Constituent from August 28 , 2020 to March 29 , 2023 , and actual performance from March 30 , 2023 to June 30 , 2023 . While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16 , 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date . Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest . Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index . PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS . Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x — 80.18% 21.15% A u g 12 — 89.08% 21.17% Ju l 12 8.01% 73.43% 21.17% Ju n 12 17.29% 57.16% 20.63% M a y 12 29.45% 26.90% 20.15% Ap r 12 13.35% 54.82% 18.87% Ma r 12 — 91.53% 19.74% F e b 12 — 88.25% 19.30% Ja n 12 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x 28.08% 31.56% 18.79% De c 11 6.32% 69.22% 18.90% N o v 11 — 78.34% 18.10% Oc t 11 — 67.55% 15.71% S e p 11 — 49.87% 12.64% A u g 11 — 82.43% 19.38% Ju l 11 — 85.58% 18.06% Ju n 11 — 79.08% 16.94% M a y 11 — 75.81% 16.48% Ap r 11 8.63% 66.62% 18.44% Ma r 11 39.63% — 19.50% F e b 11 35.25% — 17.07% Ja n 11 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x 35.99% — 19.32% De c 10 9.14% 41.28% 15.32% N o v 10 — 70.62% 17.63% Oc t 10 — 59.44% 19.06% S e p 10 — 79.52% 18.43% A u g 10 — 81.17% 17.88% Ju l 10 — 68.70% 15.56% Ju n 10 — 75.59% 13.62% M a y 10 — 79.90% 15.44% Ap r 10 3.76% 70.94% 15.54% Ma r 10 12.49% 55.69% 16.34% F e b 10 — 82.22% 16.17% Ja n 10 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x — 81.58% 15.96% De c 09 — 73.84% 14.17% N o v 09 — 78.67% 15.07% Oc t 09 — 75.76% 14.33% S e p 09 — 72.93% 14.17% A u g 09 — 73.95% 12.16% Ju l 09 — 63.43% 11.19% Ju n 09 — 83.14% 11.59% M a y 09

JULY 2023 | J.P. Morgan Tactical Blend Index The Basket Constituents are identified above by their respective tickers . Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest . The hypothetical and actual historical average monthly weights set forth above represent the average monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents and some component ETFs of Basket Constituents through March 16 , 2012 , hypothetical backtested performance using hypothetical performance for some Basket Constituents from March 19 , 2012 to August 27 , 2020 , hypothetical backtested performance using the actual performance of each Basket Constituent from August 28 , 2020 to March 29 , 2023 , and actual performance from March 30 , 2023 to June 30 , 2023 . While the reference portfolio weights applied to the hypothetical backtested performance of the Index after March 16 , 2012 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date . Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest . Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index . PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS . Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x 5.01% 71.91% 11.77% Ap r 09 — 74.77% 9.83% Ma r 09 — 74.46% 10.20% F e b 09 — 74.43% 9.95% Ja n 09 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x — 63.84% 7.81% De c 08 19.85% 8.85% 6.21% N o v 08 20.30% 1.34% 5.75% Oc t 08 8.14% 54.61% 15.39% S e p 08 26.87% — 13.09% A u g 08 30.80% — 13.53% Ju l 08 28.83% 7.75% 14.78% Ju n 08 — 79.46% 20.30% M a y 08 — 72.33% 21.13% Ap r 08 — 64.83% 20.54% Ma r 08 — 77.63% 19.57% F e b 08 — 69.78% 19.82% Ja n 08 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x — 56.53% 20.88% De c 07 — 86.67% 18.64% N o v 07 — 84.36% 18.59% Oc t 07 — 78.69% 19.26% S e p 07 26.33% 26.37% 16.54% A u g 07 33.43% — 15.53% Ju l 07 37.69% — 17.41% Ju n 07 12.10% 58.62% 17.87% M a y 07 — 84.16% 17.53% Ap r 07 — 84.36% 16.80% Ma r 07 — 67.99% 13.48% F e b 07 — 75.00% 15.46% Ja n 07 Currency Bond Equity Invesco DB US Dollar Index Bullish Fund J . P . Mo rg a n C o r e Bon d S M Ind e x J . P . Mo rg a n U. S . L o w V olatili t y Ind e x — 78.48% 16.13% De c 06 — 84.18% 16.17% N o v 06

JULY 2023 | J.P. Morgan Tactical Blend Index S elected Risks  J.P. Morgan Securities LLC (“JPMS”), as the Index Sponsor and the Index Calculation Agent, may adjust the Index in a way that affects its level, and JPMS has no obligation to consider any person’s interests.  The Index is calculated on an excess return basis, net of US Fed Funds Effective Rate and is subject to a 0.85% per annum daily deduction.  The Index may not be successful or outperform any alternative strategy that might be employed in respect of the Portfolio Constituents.  The Index is not expected to approximate the Target Volatility.  The Index should not be compared to any other index or strategy sponsored by any affiliates of JPMorgan Chase & Co. (each, a “J.P. Morgan Index”) and cannot necessarily be considered a revised, enhanced or modified version of any other J.P. Morgan Index.  Th e Ind e x m a y b e signi fi ca n tl y uni n v ested.  A significant portion of the Index’s exposure may be allocated to the Selected Defensive Constituent.  The Index may be more heavily influenced by the performance of the Equity Constituent than the performance of the Selected Defensive Constituent in general over time.  Correlation of performances between the Portfolio Constituents may reduce the performance of the Index.  Changes in the values of the Portfolio Constituents may offset each other.  Hypothetical back - tested data relating to the Index do not represent actual historical data and are subject to inherent limitations.  If the value of a Portfolio Constituent changes, the level of the Index may not change in the same manner.  Th e Ind e x c omprise s notiona l asset s an d liabilities.  The Index has a very limited operating history and may perform in unanticipated ways.  Th e Ind e x i s subjec t t o mar k e t risks.  The investment strategy used to construct the Index involves rebalancing from time to time.  The Index determines the Selected Defensive Constituent based on the momentum of the Bond Constituent.  There are risks associated with the momentum investment strategy underlying the rebalancing methodology of the Index.  A Portfolio Constituent may be replaced by a substitute index or ETF upon the occurrence of certain extraordinary events.  The Index seeks to allocate notional exposure between the Equity Constituent and the Selected Defensive Constituent so that the risk associated with each constituent is roughly equal. However, the Index methodology may not be successful at achieving “risk - parity” among the Portfolio Constituents.  The Portfolio Constituents will likely be unequally weighted in the Index. The risks identified above are not exhaustive. You should also review carefully the related “Risk Factors” section in the prospectus supplement and the relevant product supplement and underlying supplement and the “Selected Risk Considerations” in the relevant pricing supplement. Disclaimer Impo r ta n t Inf orma tion The information contained in this document is for discussion purposes only . Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved . All information herein is subject to change without notice, however, J . P . Morgan undertakes no duty to update this information . In the event of any inconsistency between the information presented herein and any offering documents, the offering documents shall govern . Use of h ypothetic al ba ck tested r eturns Any backtested historical performance information included herein is hypothetical . The constituents and proxy constituents may not have traded together in the manner shown in the hypothetical backtest of the Index included herein, and no representation is being made that the Index will achieve similar performance . There are frequently significant differences between hypothetical backtested performance and actual subsequent performance . The use of alternative “proxy” information may create additional differences between hypothetical backtested and actual performance and allocations . The results obtained from backtesting information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index . J . P . Morgan provides no assurance or guarantee that investments linked to the Index will operate or would have operated in the past in a manner consistent with these materials . The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations . Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate . Actual results will vary, perhaps materially, from the hypothetical backtested returns and allocations presented in this document . HISTORICAL AND BACKTESTED PERFORMANCE AND ALLOCATIONS ARE NOT INDICATIVE OF FUTURE RESULTS . Use of altern a ti v e per f ormanc e The information provided herein uses “backtesting” and considers other hypothetical circumstances to estimate how the Index may have performed and how Basket Constituents may have been allocated prior to the actual existence of the Index . Prior to 6 / 10 / 08 , the Index’s hypothetical backtested performance relies on, and its weights are applied to, alternative “proxy” performance for some of the Basket Constituents identified above . Additionally, alternative performance information for certain Basket Constituents may have been considered in determining hypothetical weight allocations for such Basket Constituents after this date . Prior to each such Basket Constituent’s launch and satisfaction of a minimum liquidity standard, the backtesting uses (in lieu of actual performance) alternative performance derived from the reference index tracked by that Basket Constituent as of the Index’s live date, after deduction of hypothetical fund expenses (in each case, as specified in the accompanying parenthetical) equal to that Basket Constituent’s expense ratio as of the Index’s live date, as follows : Deutsche Bank US Dollar Index Long Future Index was used as a proxy for UUP through 6 / 9 / 08 ( 0 . 79 % p . a . ) ; . Prior to the relevant date of last use of proxy specified above for a particular Basket Constituent, the hypothetical allocation to such Basket Constituent in the hypothetical and actual historical monthly weights tables above was actually made to the relevant proxy identified in the preceding paragraph . Investment suitability must be determined individually for each investor, and investments linked to the Index may not be suitable for all investors . This material is not a product of J . P . Morgan Research Departments . Copyright © 2023 JPMorgan Chase & Co . All rights reserved . For additional regulatory disclosures, please consult : www . jpmorgan . com/disclosures . Information contained on this website is not incorporated by reference in, and should not be considered part of, this document . This monthly update document replaces and supersedes all prior written materials of this type previously provided with respect to the Index .